Exhibit 3.1

                                                                FILED 02 SEP 18
                                                             SECRETARY OF STATE
                                                           TALLAHASSEE, FLORIDA
                                                             DOC. #P02000101543


                            ARTICLES OF INCORPORATION
                                       OF
                       CHOICE WASTE SYSTEM HOLDINGS, INC.

                                ARTICLE I - NAME

       The name of this corporation is Choice Waste System Holdings, Inc.

                             ARTICLE II - DURATION

                  This corporation shall have perpetual existence commencing on the date of this filing of these Articles with the Department of State.

                              ARTICLE III - PURPOSE

                  This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes, as now exists or may after be amended.

                           ARTICLE IV - CAPITAL STOCK

                  This corporation is authorized to issue 100,000,000 (one hundred million) shares of $.001 par value common stock which shall be designated as "Common Shares".

                         ARTICLE V - PRE-EMPTIVE RIGHTS

                  Every shareholder, upon the sale for cash of any new stock of this corporation, shall have the right to purchase his pro-rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                ARTICLE VI - INITIAL REGISTERED OFFICE AND AGENT

                  The street address of the principal place of business of this corporation is 760 S.E. Port St. Lucie Boulevard, Port St. Lucie, FL 34984, and the name of the initial registered agent of this corporation is Rickey L. Farrell, Esquire, 1595 S.E. Port St. Lucie Boulevard, Port St. Lucie, Florida 34952.

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

                  This corporation shall have one Director constituting the initial Board of Directors. The number of Directors may be either increased or decreased from time to time by the bylaws; however, there shall never be less than two Directors nor more than five. The name(s) and address(es) of the initial Board of Directors of this corporation is (are):

                  Willis Cowdell
                  760 S.E. Port St. Lucie Boulevard
                  Port St. Lucie, FL   34984

                           ARTICLE VIII- INCORPORATORS

                  The names and addresses of the Incorporators signing these articles are:

                  Willis Cowdell
                  760 S.E. Port St. Lucie Boulevard
                  Port St. Lucie, FL  34984

                          ARTICLE IX - INDEMNIFICATION

                  The corporation shall indemnify any Officer or Director or any former Officer or Director, to the full extent permitted by law.

                              ARTICLE X - AMENDMENT

                  This corporation reserves the right to amend or repeal any provision contained in these articles of incorporation, or any amendment thereto, by a majority vote of the Board of Directors, and any right conferred upon the shareholders is subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation on the 5th day of August, 2002.

                                                              /s/ Will Cowdell
                                                              WILLIS COWDELL
                                                              Incorporator

STATE OF FLORIDA
COUNTY OF ST. LUCIE

         BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Willis Cowdell, who has produced n/a as identification or who is personally known to me and who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed the Articles of Incorporation.

         IN WITNESS WHEREOF, I have set my hand and seal in the State and County above, this 5th day of August, 2002.

                                    /s/ Tiffany N. Gonsalves
                                    Notary Public State of Florida at Large
                                    Printed Signature:  Tiffany N. Gonsalves
                                    My Commission No:  CC885674
                                    My Commission Expires:  November 7, 2003

   (SEAL)